EXHIBIT 23.02

                              -21-

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               [Original printed on letterhead of
                    McGladrey & Pullen, LLP]


               CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Paul-Son Gaming Corporation
Las Vegas, Nevada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25,
1995,  relating to the consolidated financial statements of Paul-
Son Gaming Corporation and Subsidiaries.


/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
April 23, 1997